EXHIBIT 32
Certification by the Chief Executive Officer and Chief Financial Officer

Relating to a Periodic Report Containing Financial Statements
I, Robert F. Beard, Chief Executive Officer, and I, Donald E. Brown, Chief Financial Officer, of UGI Utilities, Inc., a Pennsylvania corporation (the “Company”), hereby certify that to our knowledge:

(1)
The Company’s periodic report on Form 10-Q for the period ended December 31, 2012 (the “Form 10-Q”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

CHIEF EXECUTIVE OFFICER		CHIEF FINANCIAL OFFICER

/s/ Robert F. Beard		/s/ Donald E. Brown
Robert F. Beard		Donald E. Brown

Date:	February 8, 2013	Date:	February 8, 2013